UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of l934

April 27, 2009 (April 23, 2009)
Date of report (Date of earliest event reported)

Modigene Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52691	20-0854033
(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street, Weizmann Science Park, Nes-Ziona, Israel 74140
(Address of Principal Executive Offices) (Zip Code)

(866) 644-7811
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 23, 2009, Modigene Inc. (the “Company”) entered into a letter agreement with The Frost Group, LLC (“TFG”), as the lender under the line of credit between the Company and TFG.  Under the letter agreement, the TFG agreed to grant the Company until May 29, 2009 to elect whether to extend the line of credit.

TFG is a Florida limited liability company whose members include the Frost Gamma Investments Trust (the “Frost Trust”), Jane Hsiao, M.B.A., Ph. D. and Steven D. Rubin.  Dr. Phillip Frost, the Chairman of the Company’s board of directors, is the sole trustee of the Frost Trust. Frost Gamma, L.P. is the sole and exclusive beneficiary of the Frost Trust, and Dr. Frost is one of two limited partners of Frost Gamma, L.P. The general partner of Frost Gamma, L.P. is Frost Gamma, Inc. and the sole stockholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is the sole stockholder of Frost-Nevada Corporation. Dr. Hsiao and Mr. Rubin are directors of the Company.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Letter agreement between Modigene Inc. and The Frost Group, LLC (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIGENE INC. (Registrant)
Date: April 27, 2009	By: /s/ Shai Novik Name: Shai Novik Title: President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement between Modigene Inc. and The Frost Group, LLC (filed herewith)